UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2026

Entegris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2026, Entegris, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. At the Annual Meeting, the stockholders of the Company approved the adoption of the Company’s Second Amended and Restated Certificate of Incorporation, which eliminates all supermajority voting requirements and replaces them with a voting standard that requires the affirmative vote of a majority of the then-outstanding shares entitled to vote generally in the election of directors. The Board of Directors of the Company (the “Board”) had previously approved the Second Amended and Restated Certificate of Incorporation, subject to stockholder approval.

The Second Amended and Restated Certificate of Incorporation became effective immediately upon the Company’s filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 7, 2026.

The foregoing description of the Second Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On February 5, 2026, the Board approved the adoption of the Amended and Restated By-Laws of the Company to conform to the Second Amended and Restated Certificate of Incorporation. The Board’s approval of the Amended and Restated By-Laws was contingent upon the stockholders’ approval of the Second Amended and Restated Certificate of Incorporation. The Amended and Restated By-Laws became effective on May 7, 2026. The foregoing description of the changes contained in the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 6, 2026. As of March 20, 2026, the record date for the Annual Meeting, there were 152,248,903 shares of the Company’s Common Stock issued and outstanding and entitled to vote on the matters presented at the Annual Meeting. Holders of 145,290,181 shares of the Company’s Common Stock, or approximately 95.4% of the outstanding shares entitled to be cast at the Annual Meeting, which constituted a quorum, were represented at the Annual Meeting in-person or by proxy. The following proposals, which were described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 23, 2026, were voted upon and approved at the Annual Meeting:

1.  To elect the following eight persons as directors to serve until the 2027 Annual Meeting of Stockholders:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Rodney Clark	139,469,586	991,406	51,405	4,777,784
James F. Gentilcore	138,850,895	1,597,686	63,816	4,777,784
Yvette Kanouff	137,724,345	2,736,453	51,599	4,777,784
James P. Lederer	138,942,527	1,506,980	62,890	4,777,784
Bertrand Loy	138,893,455	1,556,433	62,509	4,777,784
Mary Puma	140,044,463	418,003	49,931	4,777,784
David Reeder	139,008,330	1,440,927	63,140	4,777,784
Dr. Azita Saleki-Gerhardt	134,362,315	6,089,003	61,079	4,777,784

2.  To approve, on an advisory basis, the Company’s Executive Compensation:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
134,253,910	6,187,374	71,113	4,777,784

3.  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
140,907,791	4,326,426	55,964

4.  To approve amendments to Entegris, Inc.’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
140,331,443	150,232	30,722	4,777,784

5.  To approve, on an advisory basis, providing stockholders the right to call special meetings of stockholders:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
111,313,502	21,877,030	7,321,865	4,777,784

6.  Stockholder Proposal: Providing stockholders the right to call special meetings of stockholders:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
43,886,426	96,343,817	282,154	4,777,784

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Entegris, Inc.
3.2	Amended and Restated By-Laws of Entegris, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: May 8, 2026	By:	/s/ Joseph Colella
	Name:	Joseph Colella
	Title:	Senior Vice President, General Counsel and Secretary